UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2026

DORIAN LPG LTD.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-36437	66-0818228
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (203) 674-9900

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

The information contained in item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into the registration statement on Form S-3 (File No. 333-266588) of Dorian LPG Ltd. (the “Company”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 5, 2022.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 5, 2026, the board of directors (the “Board”) of the Company, on the recommendation of its Nominating and Corporate Governance Committee, unanimously authorized the increase in the size of the Board from eight to nine directors, and, to fill the resulting vacancy, appointed Christopher Wiernicki to serve as a Class I director. The Company issued a press release announcing Mr. Wiernicki’s appointment on May 5, 2026, which is attached to this report as Exhibit 99.1 and incorporated by reference herein.

Mr. Wiernicki is not a party to any transaction with the Company that would require disclosure under Item 404(a) of SEC Regulation S-K or any arrangement or understanding with any other person pursuant to which he was selected as a director.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated May 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

May 5, 2026		DORIAN LPG LTD.
(registrant)

	By:	/s/ Theodore B. Young
Theodore B. Young
Chief Financial Officer